UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                  Date of Event Requiring Report: June 5, 2002
                                                  ------------


                           FAR EAST ENERGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

            0-32455                             88-0459590
            -------                             ----------
      (Commission File Number)      (IRS Employer Identification Number)


        400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060
        ----------------------------------------------------------------
                    (Address of principal executive offices)

                                 (713) 586-1900
                                 ---------------
              (Registrant's telephone number, including area code)

Item 2.     Acquisition or Disposition of Assets.

      On June 5, 2002, Far East Energy Corporation, a Nevada corporation (the "Company"), through its wholly owned subsidiary Far East Energy (BVI), Inc., an international business company incorporated in the British Virgin Islands, executed a Sino-Foreign Joint Venture Contract (the "Contract") with Panjiang Coal-Electricity (Group) Co. Ltd. ("Panjiang") to establish a joint venture limited liability company ("Joint Venture") in the People's Republic of China to extract and use coal mine methane gas from six (6) operating Panjiang coal mines which cover an area of 120 square kilometers.

      In consideration for this right to capture this coal mine methane gas, the COmpany will pay a total of $3,300,000 to Panjiang over the next three (3) years with $300,000 being paid at the beginning of the thirteenth (13th) month, $600,000 being paid at the beginning of the nineteenth (19th) month, $1,100,000 being paid at the beginning of the twenty-seventh (27th) month, and $1,300,000 being paid at the beginning of the thirty third (33rd) month. Additionally, the Company has agreed to provide Panjiang with 16,000,000 cubic meters per year of untreated, minimum 30% concentration, coal mine methane gas (equivalent to 5,500,000 cubic meters of pure methane) for use in Panjiang employee households. The Company has also committed to provide all of the necessary funds for the extraction and use of the coal mine methane gas operations over the twenty (20) year term of the Contract:

Panjiang will, in addition to allowing full and complete access to the coal mine methane gas, do the following:

    - Apply to the relevant authorities for the establishment of the Joint Venture and obtain necessary approvals;
    -   Assist in obtaining a business license for the Joint Venture;
    - Assist in getting land use rights, water use rights, electricity supply and other necessities for field development, well drilling, installation, upgrading, purification of coal mine methane gas and production of chemical products;
    - Provide all the land use rights for the household use methane gas pipelines;
    -   Assist the foreign employees in getting relevant visas;
    - Assist in purchasing equipment, materials, vehicles, communication equipment; and
    - Assist in the design and construction of the project, and in recruiting managers, technicians, workers and other required employees.

The Company may withdraw from the project at any time by providing ninety (90) days written notice to Panjiang. During the first seven (7) year period, the Company will receive one hundred percent (100%) of the profits derived from its sale of coal mine methane gas and its products. After the expiration of the first seven (7) year period, the Company will pay Panjiang the following percentage of net profits derived from our sale of coal mine methane gas and its products:

      Year Eight                        10%
      Year Nine through Sixteen         20%
      Year Seventeen through Twenty     50%

Item 7.     Financial Statements and Exhibits.

      (A) Providing the required financial statements associated with the assets described in Item 2 above is impracticable for Registrant at this time. Financial statements for the acquired business will be filed by Registrant as soon as are available.

      (B) Providing the pro forma financial information of Article 11 of Regulation S-X regarding the transactions described in Item 2 above is impracticable for Registrant at this time. This information will be filed by Registrant as soon as it is available.

      (C)   The Exhibit Index is located on page 4.

                                  SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of June, 2002.

                                    Far East Energy Corporation


                              By:   /s/ Bill Jackson
                                    -------------------------------------
                                    Bill Jackson, President

                              INDEX TO EXHIBITS


EXHIBIT     PAGE
NO.         NO.         DESCRIPTION
---         ---         -----------

10           5          Sino-Foreign Cooperative Joint Venture Contract

                                                                     Exhibit 10



                  Panjiang Coal-Electricity (Group) Co. Ltd.
                                 ("Panjiang")



                                     and



                         Far East Energy (BVI), Inc.
                                 ("Far East")






               Sino-Foreign Cooperative Joint Venture Contract





                              Date: 5 June 2002

                         Chapter One    General Provisions

In accordance with the applicable laws and regulations of the Peoples' Republic of China, and consultations conducted in accordance with the principles of fairness and mutual benefits, Panjiang Coal-Electricity (Group) Co. Ltd. and Far East Energy (BVI), Inc. have agreed to establish a Sino-Foreign Joint Venture in Guiyang City, Guizhou Province on the terms and conditions set out in this contract.

                             Chapter    Two Parties

1.    Parties to this Contract are:

Panjiang Coal-Electricity (Group) Co. Ltd., ("Panjiang") a Chinese legal entity established under the laws of the Peoples' Republic of China and having its legal address in Ganguoqiao, Hongguo Town, Panxian County, Guizhou Province.

Legal Representative: Mr Zhang ShiXin
Position: Chairman
Nationality: Chinese

Far East Energy (BVI), Inc. ("Far East"), a Company registered in British Virgin Islands and having its legal address in Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

Legal Representative: Mr Jawaharlal Gondi
Position: President and CEO
Nationality: Canada

Far East Energy (BVI), Inc. is a wholly owned, one hundred percent controlled, subsidiary company of Far East Energy Corporation, Houston, Texas, USA and shall undertake to fulfill all the terms and conditions described here under in this Contract. Its Legal Representative is Mr. Jawaharlal Gondi.

Both Parties are legal entities established in accordance with the laws of each country. They have full right, power and authority to enter into this contract and perform their obligations as set out in this contract.

                    Chapter Three    Establishment of Company

2. The Parties agree to establish a Sino-Foreign Co-operative Joint Venture with an independent legal status in China in accordance with the relevant laws and regulations of the Peoples' Republic of China.

3. The English name of the Company is Guizhou Far East Panjiang Chemicals Co. Ltd. Here in after called "GFEPC". The legal address of the GFEPC is No.12, Floor No.6, Zhaiji Building, No.1 Jixiang Road, Guiyang City, Guizhou Province, PRC.

4. The activities of the GFEPC shall abide by the laws, regulations and deeds of the Peoples' Republic of China.

5. The form of the GFEPC shall be a limited liability company. Each Party shall assume liability towards the company to the extent of their respective contributions.

              Chapter Four    Objectives, Business Scope and Scale

6. The objectives of the GFEPC shall be: To improve the safety of coal mining operations and the quality of the environment by extracting and using coal mine methane gas; to improve the commercial use of the coal mine methane gas and endeavor to achieve satisfactory incomes for both parties; to enhance the economic cooperation and technology exchange; adopt advanced and suitable technology to extract and use the coal mine methane gas from the mines of Panjiang.

7. The business scope of the GFEPC shall be extraction and use of the coal mine methane gas; manufacturing, marketing and sales of the derived chemical products such as synthetic ammonia, methanol, ethanol, formaldehyde, dimethyl ether, synthetic diesel and gasoline, etc; development of the relevant field in relation to the coal mine methane gas.

8. The scale of production: GFEPC plans to achieve an annual extraction and use of 200 million cubic meters of coal mine methane gas and for utilization of coal mine methane gas, GFEPC plans to construct 180,000 tonnes per year synthetic ammonia plant and its by products.

Chapter Five  Total Investment, Registered Capital and Conditions of Cooperation

9. The Initial Total Investment of GFEPC is about US$ 12.5 Million. Phase Two Investments will be decided from the results of drill tests and production wells of this Initial Investment. Phase Two Investments will be designated for infrastructure development, ammonia plant, other chemical plants and related facilities utilizing coal mine methane gas.

10    The Phase One Registered Capital of GFEPC is US 5,000,000 Dollars.

11.   Conditions of Cooperation to be provided by each Party are as follows:

      11.1 Panjiang shall contribute to GFEPC, coal mine methane gas based on the gas suction and recovery plans made by both Parties which will not influence the normal mining operations and overall safety of the six currently operating coal mines, namely Huopu Mine, Jinjia Mine, Laowuji Mine, Shanjiaoshu Mine, Yueliangtian Mine and Tucheng Mine (refer to the attached map) which cover an area of approximately of 120 square kilometers (detail area for each mine is shown in the mining permit). Panjiang shall allow GFEPC to start work within 7 days of receipt by the Company of its business license with access and other facilities to extract coal mine gas.

      11.2 Far East shall provide the investment in the form of cash, equipment and related technology. Far East shall make its contribution to the Phase One Registered Capital of GFEPC by six installment payments in accordance with the following schedule:

            a) Within 3 months of receipt by GFEPC of its business license, US 750,000 Dollars;
            b) Within 12 months of receipt by GFEPC of its business license, US 500,000 Dollars;
            c) Within 18 months of receipt by GFEPC of its business license, US 750,000 Dollars;
            d) Within 24 months of receipt by GFEPC of its business license, US 1,000,000 Dollars;
            e) Within 30 months of receipt by GFEPC of its business license, US 1,000,000 Dollars;
            f) Within 36 months of receipt by GFEPC of its business license, US 1,000,000 Dollars.

12. The rights and interests of either party under this contract may be assigned or transferred in whole or in part and the provisions in this contract shall extend to heirs, executors, administrators or assigns. An approval from the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau will be required for such assignments and transfers. Registered Capital can not be reduced during the term of the cooperation. However, the Total Investment, Business Scale and Registered Capital can be reduced with approvals from the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

                 Chapter Six    Responsibilities of the Parties

13.   Responsibilities of Panjiang are as follows::

      13.1 Apply to the relevant authorities for the establishment of GFEPC and obtain necessary approvals. Assist GFEPC with registration and to obtain business licenses.

      13.2 Provide conditions of co-operation as set out in Articles 11 of this Contract.

      13.3 Assist GFEPC in getting land use rights, water use rights, electricity supply and other necessities for field development, well drilling, installation, upgrading, purification of coal mine methane gas and production of chemical products. Panjiang will be responsible for providing all the land use rights for the household use methane gas pipelines. If the parallel pipelines for GFEPC's installations are situated in the area that Panjiang has land use rights, Panjiang will not charge GFEPC for the land use fees. The distribution pipelines will be the sole responsibility of Panjiang.

      13.4 Provide the required geological data, mining plans, production plans, surface layout plans and other technical information, figures and data to GFEPC upon the execution of this Contract.

      13.5  Assist the foreign employees of GFEPC in getting relevant visas.

      13.6 Upon the requirement of GFEPC, assist GFEPC in purchasing equipment, materials, vehicles, communication equipment; assist GFEPC in design and construction of the project and assist GFEPC in recruiting managers, technicians, workers and other required employees.

      13.7 Panjiang, during the cooperation term, shall not enter into any contract with any third Party regarding the extraction and use of the coal mine methane gas within the 120 square kilometers covering the six mines areas. Panjiang can perform extraction of gas from the underground workings for the purpose of maintaining mine safety and Panjiang shall not engage in commercial sales of gas except for supplying to the nearby mine employees.

      13.8 GFEPC shall only perform the extraction and recovery of coal mine gas based on the extraction plans and shall have no involvement and responsibilities associated with the overall safety and mining operations. Panjiang shall be responsible for accidents that arise from its own operations and GFEPC shall only be responsible for accidents that arise from its own operations. Panjiang shall not seek any damages, liabilities, costs, claims of any kind or nature from GFEPC and Far East arising out of any injuries or death of their employees, before or after completion of the work here under.

      13.9  Deal with other affairs entrusted by GFEPC.

14.   Responsibilities of Far East are as follows:

      14.1 Provide conditions of co-operation as set out in Article 11 of this Contract.

      14.2 Far East, will commit to provide GFEPC with all the necessary funds for the extraction, upgrade, purify and use of coal mine methane gas to manufacture chemical products in the cooperative term.

      14.3 Prepare and provide necessary information, data and reports required for setting up GFEPC.

      14.4 Far East, through GFEPC, shall give preference to Panjiang on underground subcontracting work.

      14.5 Far East, through GFEPC agrees to supply, free of charge, 16 million cubic meters per year of untreated minimum 30% concentration of methane gas (equivalent to 5.5 million cubic meters of pure methane), coal mine gas to Panjiang for a maximum of 15000 employee households, in stages, during 20 years of cooperation term. The delivery point will be set at the main supply pipelines.

      14.6 Far East will permit GFEPC to provide Panjiang with maximum payments of US 3,300,000 Dollars for the development of household distribution of methane gas. Far East will supervise the use of funds for the construction of household gas supply in the mining areas. The schedule of providing payments from the date of Contract approval is as follows:

            a) At the beginning of the 13th Month US$ 300,000/- b) At the beginning of the 19th MontUS$ 600,000/- c) At the beginning of the 27th Month US$ 1,100,000/- d) At the beginning of the 33rd MontUS$ 1,300,000/-

      14.7  Deal with other affairs entrusted by GFEPC.

                       Chapter Seven    Board of Directors

15. The date on which GFEPC receives its business license shall be the date of establishment of the Board of Directors.

16. The Board shall consist of five(5) members. Panjiang shall be entitled to appoint one director and Far East shall be entitled to appoint four directors. Far East shall be entitled to name one of its directors as the Chairman of the Board. The term of the Directors is three years. Chairman of the Board and Directors may serve consecutive three year terms if they are reappointed by the Parties. Each Party shall notify the Board of the appointments and replacements of the Directors appointed by it.

17. The Board shall be the highest decision-making authority of GFEPC. A resolution of the Board in relation to the following matters shall require approval of two thirds of the Board of Directors:

      17.1  Amendments to the Articles of Association;

      17.2  Increasing or reducing the Registered Capital of GFEPC;

      17.3  Dissolution of GFEPC and

      17.4 Mergers and divisions of GFEPC or amendments to the organizational structure of GFEPC.

      Other issues that require a resolution by the Board shall be carried out by a simple majority of the votes.

18. The Chairman is the legal representative of GFEPC and shall preside all meetings of the Board. Whenever the Chairman of the Board is unable to perform his responsibilities for any reason, any other Director designated by the Chairman in writing may temporarily represent him.

19. The Board shall meet at least once a year for an annual meeting. Meetings shall be held at the registered address of GFEPC or such other address as designated by the Board. The Chairman shall convene and preside the meetings. The Chairman shall convene an interim Board meeting if at least two Directors request to convene a Board meeting.

A notice of convening a meeting of the Board must specify the time, venue and agenda of the meeting. All members of the Board shall be notified in writing of the meeting ten days in advance. The minutes of the Board meeting must be signed by all the Directors and proxies present at the meeting and must be kept in GFEPC records.

20. The quorum for any meeting of the Board shall be four Directors attending in person or by proxy. Each Director present in person or by proxy shall be entitled to one vote.

21. Each Party shall be responsible for the attendance of the Directors appointed by it at the Annual Board of Directors Meeting or Interim Board of Directors Meeting. If a Director is unable to attend a meeting of the Board for certain reasons, he may entrust in writing another person to attend the meeting on his behalf.

22. If a Director of a Party is not represented either in person or by proxy at the Board Meeting, causing the Board Meeting unable to pass any resolutions of the matters mentioned in Articles 18 of this Contract, the Board shall issue a fax notice or fax letter to this Director and if the Director is still not represented either in person or by proxy within 10 days, then this Director shall be considered to have abstained from voting.

23. GFEPC shall not remunerate a Director if he does not serve in the management of GFEPC. All reasonable expenses and costs incurred in relation with the Board meetings shall be borne by GFEPC.

                           Chapter Eight    Management

25. GFEPC shall establish a management team that is in charge of the daily business operations of GFEPC. GFEPC shall have a General Manager and a Vice-General Manager. They shall both be appointed by Far East by notifying the Board of such nominations. The term of the General Manager and the Vice-General Manager is 3 years. They may, if reappointed shall serve in consecutive terms.

25. The responsibility of the General Manager is to execute the decisions reached by the Board, to be in charge of the day-to-day operations and management of GFEPC. The Vice-General Manager shall assist the General Manager.

26. If the General Manager or Vice-General Manager conduct improperly against GFEPC or receives personal gains or bribery, they will be punished or dismissed by a special resolution of the Board of Directors. If they cause losses to GFEPC, they will be responsible for compensation of the losses.

                        Chapter Nine    Labour Management

27. All matters relating to the recruitment, dismissal and resignation of the employees of GFEPC shall be based on the Labour Contracts. Subject to the approval of the local labour authority, the recruitment plan shall be carried out by GFEPC. Employees will be selected from candidates of good test results.

28. All matters relating to the wages, labour insurance, welfare and bonuses or penalties of the employees shall be dealt with in accordance with the relevant laws and regulations of the PRC. The Board shall decide on the implementation of above matters. GFEPC shall enter into Labour Contract covering these matters with the employees individually or collectively.

          Chapter Ten    Taxation, Finance, Audit, and Foreign Exchange

29. GFEPC shall pay taxes in accordance with the laws of the Peoples' Republic of China.

30. All the employees of GFEPC shall pay tax on their individual income in accordance with the Personal Income Tax Laws of PRC.

31. GFEPC shall keep a specified amount of funds for contribution to enterprise development fund, bonus and welfare funds in accordance with the respective laws. The amount shall be decided by the Board based on respective laws and financial needs of GFEPC.

32. The Accounting system shall comply with the laws and regulations of the PRC. All accounting records, vouchers, books and statements of GFEPC shall be made and kept in PRC.

33. An independent accountant registered in China shall be engaged by GFEPC as its auditor to examine and verify the annual financial reports. The results should be submitted to the General Manager and the Board. Each Party may, at its own expense, appoint another accountant on its behalf to audit the accounts of GFEPC.

34. All matters relating to the foreign exchange receipts and expenditures of GFEPC shall be conducted in accordance with the rules on foreign exchange control of PRC.

                    Chapter Eleven Distribution of Profits

35. Panjiang Coal-Electricity (Group) Co. Ltd. and Far East Energy (BVI), Inc. shall share in the annual after tax net profits in accordance with the following schedule, from the date of approval of business license. Net profits are determined after deductions of operating expenses, employees' salaries and benefits, management fees, directors fees, interest expenses, amortization and depreciation, transportation costs, customs and duties and any other costs determined by the Board from the operating income.

Period                             Panjiang          Far East

Year one to end of year seven         0%               100%
Year eight                           10%                90%
Year nine                            20%                80%
Year ten                             20%                80%
Year eleven                          20%                80%
Year twelve                          20%                80%
Year thirteen                        20%                80%
Year fourteen                        20%                80%
Year fifteen                         20%                80%
Year sixteen                         20%                80%
Year seventeen                       50%                50%
Year eighteen                        50%                50%
Year nineteen                        50%                50%
Year twenty                          50%                50%

        Chapter Twelve    Term of Cooperation and the Disposal of Assets
                     After Termination of the Cooperation

36. The term of the cooperation period is 20 years from the approval of the business license. The cooperation term between the two parties for extraction and use of coal mine methane gas can be extended by mutually agreed terms. The Board shall approve such an extension. GFEPC shall apply to the Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau no less than 180 days prior to the expiration of the term of cooperation for the extension of the term of cooperation.

37. In the event that the term of the cooperation has expired or the cooperation is terminated earlier by mutual consent, liquidation shall be conducted in accordance with the laws and regulations of the PRC and the provisions of this Contract. All the equipment for underground suctions of coal mine methane gas and storage facilities for household use remain the property of Panjiang. Panjiang, has the option to purchase the surface facilities of methane gas and the chemical production plants from GFEPC at a fair market value. The remaining assets after liquidation shall become the property of Far East.

    Chapter Thirteen    Amendment, Modifying and Dissolution of the Contract

38. No amendments of this contract shall be valid or binding on a Party unless agreed unanimously by both parties in written and approved by the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

39.   Dissolution of the Contract

      39.1 Far East at its sole discretion can withdraw from the gas extraction project by providing a ninety day written notice to Panjiang. Panjiang must instruct the director on the Board appointed by Panjiang to promptly vote in favour of a resolution approving the dissolution of GFEPC. All the underground equipment for suction of coal mine methane gas and storage facilities with pipelines shall remain the property of Panjiang.

      39.2 If Far East fails to provide cash payments or share of net profits as outlined in the Articles14.6 and 35 in time as provided in this Contract, Panjiang will grant a 40 day extension. After a 40 day extension, if Far East fails to fulfill the obligations, Panjiang shall have the right to terminate the contract.

      39.3 At the end of the 20 year period, if both parties can not agree on the continuation of the cooperation terms and the contract terminates, Panjiang, has the option to purchase from GFEPC the surface facilities of methane gas chemical production Plants at a fair market value. The underground coal mine methane gas suction and the household supply facilities will be left for the use of Panjiang.

      39.4 In the event of operational losses for a prolonged period, the Board may elect to terminate the Contract and Cooperation without penalty to either party. Termination is subject to the consent of approval authority consisting of the

            Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

      39.5 If Panjiang terminates the Contract on its own discretion or fails to allow GFEPC to extract and or use of the coal mine methane gas from the above six mining areas or if Panjiang allows any third party to extract or use such gas in such areas, Far East shall be entitled to claim from Panjiang for the predictable loss of income of Far East for the unproduced and the balance of the period of 20 years.

                     Chapter Fourteen    Breach of Contract

40. In the event that a breach of contract is committed by a Party to this Contract, which results in the non-performance or inability to fully perform this Contract or its Appendix, the defaulting Party shall be responsible for such a breach of Contract. In the event that a breach of Contract is committed by both Parties, each Party shall bear its individual share of the liabilities arising from such a breach of Contract.

                       Chapter Fifteen    Confidentiality

41. All the geological, other technical information and figures and GFEPC's operational and production information shall remain confidential and can only be used for the related projects. Other than the published information in existence, if a Party requires to release to the public any detailed information, prior consent should be sought from the other Party.

                        Chapter Sixteen    Force Majeure

42. Force Majeure shall mean all events which are beyond the control of the Parties to this Contract and which are unforeseen, unavoidable or insurmountable. Such events shall include earthquakes, land subsidence, landslides, flood, fire, strikes, war or any other instances. If any event of Force Majeure occurs, a Party's contractual obligations affected by such an event under this Contract shall not be deemed as the breach of Contract. Such Party shall be exempted from the damage compensation and the liability for breach of Contract. The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within 30 days sufficient proof of the occurrence and duration of such Force Majeure.

                   Chapter Seventeen    Settlement of Disputes

43. The Parties shall use their best endeavors to settle any dispute in connection with this Contract. If the Parties are unable to resolve a dispute through friendly consultation, the dispute shall be presented to the China International Economy and Trade Arbitration Committee. This order shall form a final binding resolution for both Parties.

44. When any dispute is under arbitration, except for the matters under dispute the Parties shall continue to exercise their remaining respective rights and fulfil their remaining respective obligations under this Contract.

                       Chapter Eighteen    Applicable Laws

45. The conclusion, validity, interpretation, implementation and dispute settlement of this Contract shall be governed by the laws of the PRC.

                          Chapter Nineteen    Language

46. The Contract shall be written in English and Chinese and both versions shall be equally valid. In the event of a discrepancy, the Chinese version shall prevail.

          Chapter Twenty    Validity of the Contract and Miscellaneous

47. The Articles of Association and other relevant agreements made according to the provisions of this Contract shall constitute an integral part of this Contract.

48. The Contract and its Appendix shall be effective upon the approval date by the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

49. All notices such as letters and faxes from GFEPC to the Parties or from one Party to another Party, shall be delivered to the respective legal addresses as specified in this Contract.

50. The Contract is executed in thirteen official copies. Each Party keeps two copies, GFEPC keeps one copy, and eight copies shall be sent to the related authorities by the Contract approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

51. This Cooperative Joint Venture Contract is signed by and between the two Parties' representatives on the 5th of June 2002, in Guiyang City, Guizhou Province, PRC.

Signatures:

Panjiang Coal-Electricity (Group) Co. Ltd.     Far East Energy (BVI), Inc.
Ganguoqiao, Pan Xian County                    Craigmuir Chambers,
Guizhou Province, PRC                          P.O.Box 71, Road Town
                                               Tortola, British Virgin Islands

Legal Representative                           Legal Representative

/s/ Mr. Zhang ShiXin                           /s/ Mr. J. Gondi
(Mr. Zhang ShiXin)                             (Mr. J. Gondi)
Chairman                                       President

Date:       5 June 2002

Place:      Guiyang City, Guizhou Province, PRC.

APPENDIX:   Location map of the six operating coal mines in Panjiang.

                           Articles of Association

                                      of


                     Guizhou Far East Panjiang Chemicals
                               Company Limited







                              Date: 5 June 2002

                        Chapter One    General Provisions

1. In accordance with the relevant laws and regulations of the Peoples' Republic of China, Panjiang Coal-Electricity (Group) Co. Ltd. and Far East Energy (BVI), Inc. have entered into a Sino-Foreign Joint Venture Contract ("Contract") on 5 June 2002 in Guiyang City, Guizhou Province in relation to establishment of Guizhou Far East Panjiang Chemicals Company Limited in Guiyang City, Guizhou Province, Peoples' Republic of China.

2. The English name of the Company is "Guizhou Far East Panjiang Chemicals Company Limited." Here in after called "GFEPC". The legal address of GFEPC is No. 12, Floor No.6, Zhaiji Building, No.1 Jixiang Road, Guiyang City, Guizhou, Province, Peoples' Republic of China.

3.    The names and legal addresses of the Parties to this Contract are:

      Panjiang Coal-Electricity (Group) Co. Ltd. Here in after called "Panjiang". Legal address: Ganguoqiao Town, Panxian County, Guizhou Province.

      Far East Energy (BVI), Inc. Here in after called "Far East".
      Legal address is Craigmuir Chambers, P.O. Box.71, Road Town, Tortola, British Virgin Islands.

Far East Energy (BVI), Inc. is a wholly owned, one hundred percent controlled, subsidiary company of Far East Energy Corporation, of Houston, Texas, USA and shall undertake to fulfill all the terms and conditions described here under in this Contract. The Legal Representative of Far East is Mr. Jawaharlal Gondi.

4.    The form of GFEPC shall be a limited liability company.

5. GFEPC is a legal entity of China, governed and protected by the laws of Peoples' Republic of China. The activities of the Company shall abide by the laws and regulations of the Peoples' Republic of China.


               Chapter Two    Objectives, Business Scope and Scale

6. The objectives of GFEPC shall be: To improve the safety of coal mining operations and the quality of the environment; to improve the commercial use of the coal mine methane gas and endeavor to achieve a satisfactory return for both parties; to enhance the economic cooperation and technology exchange; to adopt advanced and suitable technology to extract and use the coal mine methane gas from the mines of Panjiang;

7. The business scope of GFEPC shall be extraction and use of the coal mine methane gas; manufacturing, marketing and sales of the derived chemical products such as synthetic ammonia, methanol, ethanol, formaldehyde, dimethyl ether, synthetic diesel and gasoline, etc; development of the relevant field in relation to the coal mine methane gas.

8. The scale of production: GFEPC plans to achieve an annual extraction and use of 200 million cubic meters of coal mine methane gas and for utilization of coal mine methane gas GFEPC plans to construct a 180,000 tonnes per year synthetic ammonia plant and its by products.

Chapter Three Total Investment, Registered Capital and Conditions of Cooperation

9. The Initial Total Investment of GFEPC is about US$ 12.5 Million. Phase Two investments will be decided from the results of drill tests and production wells of this Initial Investment. Phase Two investments will be designated for, infrastructure development, ammonia plant, other chemical plants and related facilities utilizing coal mine methane gas. The Phase One Registered Capital is US$ 5,000,000.

10.   Conditions of Cooperation to be provided by each Party are as follows:

      10.1 Panjiang shall contribute to GFEPC, coal mine methane gas based on the gas suction and recovery plans made by both Parties which will not influence the normal mining operations and overall safety of the six currently operating coal mines, namely Huopu Mine, Jinjia Mine, Laowuji Mine, Shanjiaoshu Mine, Yueliangtian Mine and Tucheng Mine (refer to the attached map) which cover an area of approximately of 120 square kilometers (detail area for each mine is shown in the mining permit). Panjiang shall allow GFEPC to start work within 7 days of receipt by the Company of its business license with access, and other facilities to extract coal mine gas.

            a) Far East shall provide the investment in the form of cash, equipment and related technology. Far East shall make its contribution to the Phase One Registered Capital of GFEPC by six installment payments in accordance with the following schedule:
            b) Within 3 months of receipt by GFEPC of its business license, US 750,000 Dollars;
            c) Within 12 months of receipt by GFEPC of its business license, US 500,000 Dollars;
            d) Within 18 months of receipt by GFEPC of its business license, US 750,000 Dollars;
            e) Within 24 months of receipt by GFEPC of its business license, US 1,000,000 Dollars;
            f) Within 30 months of receipt by GFEPC of its business license, US 1,000,000 Dollars;
            g) Within 36 months of receipt by GFEPC of its business license, US 1,000,000 Dollars.

11. GFEPC shall appoint a registered accountant of China to verify the conditions of cooperation contributed by each Party, and to issue the Capital Verification Report. Based on the above reports, GFEPC shall issue Capital Contribution Certificates to the cooperative parties respectively. The Capital Verification Report shall be submitted to the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau, for their records.

12. In principle, during the term of the cooperation the Registered Capital cannot be reduced. Any amendments in relation to the Total Investment and the Business Scale of GFEPC, the Registered Capital can be reduced subject to the approval of the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

13. The rights and interests of each party under this contract may be assigned or transferred in whole or in part and the provisions in this contract shall extend to heirs, executors, administrators or assigns. An approval from the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau will be required for such assignments and transfers.

                       Chapter Four Board of Directors

14. The Board of Directors shall be the highest decision-making authority of GFEPC.

15. The Board shall consist of five (5) members. Panjiang shall be entitled to appoint one director and Far East shall be entitled to appoint four directors. Far East shall be entitled to appoint one of its directors as the Chairman of the Board. The term of the Directors shall be for a period of three years. The Chairman of the Board and Directors may serve consecutive three year terms if they are reappointed by the Parties. Each Party shall notify the Board of the appointments and replacements of the Directors appointed by it.

16. The Chairman of the Board of Directors is the legal representative of GFEPC and shall preside all meetings of the Board at which he is present. Whenever the Chairman of the Board is unable to perform his responsibilities for any reason, any other Director designated by the Chairman in writing may temporarily represent him.

17. The Board of Directors shall decide all the important issues of GFEPC. The Board of Directors shall exercise the following functions and powers:

      17.1  To establish and modify the Articles of Association of GFEPC;

      17.2 To determine the increase or reduction of the Registered Capital, transfer, merger, short term closure and dissolution of GFEPC;

      17.3 To decide on the development plans, the organizational structure and the employees of GFEPC;

      17.4 To approve the annual production plans, the marketing and sales plans and the operation plans of GFEPC;

      17.5 To approve annual financial statements, annual budget plans, final accounts, profit distribution plans and plans to reduce losses of GFEPC;

      17.6 To appoint or dismiss GFEPC's General Manager, Vice-General Manager, Chief Engineer, Chief Accountant, Auditor and other senior level employees and to decide on matters concerning their remunerations;

      17.7 To approve GFEPC employee compensation plans, which will include wages, bonuses, and other benefits as, determined by GFEPC;

      17.8  To approve the important regulations and rules of GFEPC; and,

      17.9  To approve other important issues as set out in the Contract.

18. The organizational structure of the Board, the procedure for convening a Board Meeting, the rules for decision making and relevant issues shall be the same as set out in the Chapter Seven of the Contract.

                           Chapter Five    Management

19. GFEPC shall have a management team that is in charge of the day to day business operations of GFEPC.

20. GFEPC shall designate a General Manager and a Vice-General Manager. They shall be both appointed by Far East by notifying the Board of such nominations.

21. The General Manager shall be responsible to the Board of Directors. The responsibilities of the General Manager are to implement the resolutions of the Board of Directors, to be in charge of the day-to-day operations and management of GFEPC. The Vice-General Manager shall report to the General Manager and be responsible for the duties as assigned.

22. The term of the General Manager and the Vice-General Manager shall be determined by Far East Energy and GFEPC. The Chairman of the Board of Directors and other Directors may serve as the General Manager, Vice-General Manager and other positions of GFEPC, if appointed by the Board.

23. Within the management there will be a Chief Engineer, Chief Accountant and Auditor. They shall be appointed by the Board and shall work under the supervision of the General Manager. Chief Accountant shall assist the General Manager in relation to the accounts and financial statements of GFEPC. Auditor shall be in charge of examining the financial affairs and accounts of GFEPC and shall report to the General Manager and the Board of Directors.

24. The resignation notices of the General Manager, Vice-General Manager, Chief Engineer, Chief Accountant and Auditor and other senior level employees shall be submitted to the Board sixty days in advance. Where the General Manager, Vice-General Manager and other senior level employees engage in misconduct for personal gains or negligence of their duties, they shall be dismissed by a resolution of the Board of Directors.

        Chapter Six Taxation, Finance, Accounting and Foreign Exchange

25. GFEPC shall pay taxes in accordance with relevant laws and regulations of the Peoples' Republic of China.

26. The Accounting system shall comply with all the laws and regulations of the Peoples' Republic of China.

27. The Balance Sheet and the Profit and Loss Statements of GFEPC for the previous fiscal year shall be completed by the end of first quarter of the next year. After completion of Auditor's review, it shall be submitted to the Board for approval.

28. Each Party may, at its own expense, appoint an accountant on behalf of such Party to audit the accounts of GFEPC. The other Party shall provide assistance, as required.

29. GFEPC shall conduct any foreign exchange transactions in accordance with the rules on foreign exchange control of Peoples' Republic of China.

               Chapter Seven    Purchasing and Selling of Products

30. The examination and verification rules for purchasing and selling shall be formulated by the Board of Directors of GFEPC.

                    Chapter Eight    Distribution of Profits

31. Panjiang Coal-Electricity (Group) Co. Ltd. and Far East Energy (BVI), Inc. shall share in the annual net after tax profits in accordance with the following schedule, from the date of approval of business license. Net profits are determined after deductions of operating expenses, employees salaries and benefits, management fees, directors fees, interest expenses, amortization and depreciation, transportation costs, customs and duties and any other costs determined by the Board from the operating income.

      Period                        Panjiang          Far East

      Year one to end of year seven       0%              100%
      Year eight                         10%               90%
      Year nine                          20%               80%
      Year ten                           20%               80%
      Year eleven                        20%               80%
      Year twelve                        20%               80%
      Year thirteen                      20%               80%
      Year fourteen                      20%               80%
      Year fifteen                       20%               80%
      Year sixteen                       20%               80%
      Year seventeen                     50%               50%
      Year eighteen                      50%               50%
      Year nineteen                      50%               50%
      Year twenty                        50%               50%

                        Chapter Nine Labour Management

32. All matters relating to the employment, recruitment, dismissals and resignations of local Chinese nationals of GFEPC, and their salaries, welfare benefits, labour insurance and discipline policies shall be handled according to the relevant laws of Peoples' Republic of China.

33. Subject to the local labour rules, GFEPC can recruit local employees by itself. Employees will be selected from candidates for employment according to their test results.

34. GFEPC has the right to impose the penalties, such as warnings, records of demerits, salary reductions and dismissals, to any member of the staff who breaks the rules, regulations and disciplines of GFEPC. Matters relating to the dismissal of the employees shall be submited to the authorities in charge of labour affairs for their records.

35. The remuneration of the local employees shall be decided by the Board based on the business conditions of GFEPC, and shall be in accordance with the relevant laws and regulations of the Peoples' Republic of China. These terms shall be specified in the Labour Contract. GFEPC shall improve the salary levels of the employees in the event of higher profits and improvements in employee skills.

36. All matters relating to the labour insurance, welfare and benefits of the employees shall be specified in the regulations of GFEPC. GFEPC shall ensure that its employees and workers can work under safe working conditions.

                           Chapter Ten    Trade Union

37. The local employees of GFEPC shall have the right to set up a Trade Union and carry on trade union activities in accordance with the Trade Union Laws of Peoples' Republic of China.

38. The Trade Union is the representative of the employees. Its task shall be: to protect the democratic rights and material interests of the employees according to laws; to help GFEPC with the arrangement and rational use of welfare and bonus funds; to organize political, professional, scientific and technical studies, carry out literary, art and sports activities; and to educate employees to observe labour discipline and strive to fulfill the economic tasks of GFEPC.

39. The Trade Union, with the consent of each worker, has the right to sign, on behalf of the employees, labour contract with GFEPC and supervise the execution of the contract.

40. The Trade Union representatives have the right to attend the Board Meetings called for discussion of issues relating to the workers' affairs appliciable to development plans, production and operational activities of GFEPC and to air the opinions and requirements of the employees.

41. The Trade Union shall represent the mediation meetings for settlement of disputes between the employees and GFEPC.

42. GFEPC shall allot an amount of money totaling 2% of basic salaries of GFEPC's employees as the Trade Union funds, which the Trade Union shall use according to the relevant administration rules for Trade Union Funds formulated by the All-China

      Federation of Trade Union. Any contractors or sub contractors that perform work for GFEPC shall follow the Labour Management and Trade Union rules as described in Chapters Nine and Ten of this Articles of Association. Any changes from these terms and conditions shall be approved by GFEPC.

               Chapter Eleven Term, Termination and Liquidation

43. The Cooperation Term of GFEPC shall be 20 years from the approval date of the business licesne, unless extended by mutual agreement.

44. The Cooperation Term between the two parties in extraction and use of coal mine gas can be extended by mutually agreed terms. The Board of Directors shall approve the extension and GFEPC shall apply to the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau, no less than 180 days prior to the expiration of the term of cooperation. After the application is approved, GFEPC shall apply to the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau, for completion of registration of amendments and extension of term.

45. Upon mutual agreement, the Contract can be terminated before the date of the expiration. The early termination shall be subject to the resolution of the Board Meeting and approval of the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

46. Either Party has the right to terminate the Contract in the event as set out in Chapter 13 of the Sino-Foreign Cooperative Joint Venture Contract.

47. When the Contract Term (including extension period) has expired, GFEPC should make a list of assets in order to transfer the assets to Panjiang according to the provisions of the Contract, as outlined in Articles 38, Chapter 12.

                         Chapter Twelve    Miscellaneous

48. Any amendments to this Articles of Association shall be approved by the Board of Directors and the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau.

49. The Articles of Association will be written in Chinese and English and both versions are equally valid. In the event of inconsistency Chinese text will prevail.

50. The Articles of Association shall be effective upon approval date by the approval authority consisting of Provincial Economy and Trade Commission, Provincial Foreign Trade and Economic Cooperation and Provincial Administration of Industry and Commerce Bureau under the Guizhou Provincial Government.

51. This document is signed by the legal representatives of the both Parties on the 5th of June 2002, in Guiyang City, Guizhou Province, Peoples' Republic of China.


Panjiang Coal-Electricity (Group) Co. Ltd.      Far East Energy(BVI), Inc.
Ganguoqiao Town, Pan Xian County                Craigmuir Chambers
Guizhou Province, PRC                           P.O.Box 71, Road Town
                                                Tortola, British Vergin Islands

Legal Representative:                           Legal Representative:

/s/ Mr. Zhang ShiXin                            /s/ Mr. J. Gondi
(Mr. Zhang ShiXin)                              (Mr. J. Gondi)
Chairman                                        President

Date:       5 June 2002

Place:      Guiyang City, Guizhou Province, Peoples' Republic of China.